Exhibit 10.1

Akers BioSciences, Inc.

Lock-Up/Leak-Out Agreement

November 11, 2020

This Lock-Up/Leak-Out Agreement (this “Agreement”) is executed in connection with the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and among Akers BioSciences, Inc., a New Jersey corporation (“Parent”), XYZ Merger Sub Inc., a Florida corporation (“Merger Sub”), and MyMD Pharmaceuticals, Inc., a Florida corporation (“Company”), dated as of November 11, 2020. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Merger Agreement.

In connection with, and as an inducement to, the parties entering into the Merger Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned, by executing this Agreement, agrees that, without the prior written consent of the Parent, during the period commencing at the Effective Time and continuing until the end of the Lock-Up Period (as hereinafter defined), the undersigned will not: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of or lend, directly or indirectly, any shares of Parent Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Parent Common Stock (including without limitation, Parent Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Parent Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Parent Common Stock or any security convertible into or exercisable or exchangeable for Parent Common Stock; ; or (4) publicly disclose the intention to do any of the foregoing (each of the foregoing restrictions, the “Lock-Up Restrictions”).

Notwithstanding the terms of the foregoing paragraph, the Lock-Up Restrictions shall automatically terminate and cease to be effective on the date that is one-hundred and eighty (180) days after the Effective Time. The period during which the Lock-Up Restrictions apply to the Securities shall be deemed the “Lock-Up Period” with respect thereto. In addition, beginning on the date that is one-hundred and eighty (180) days after the Effective Time and ending on the date that is one-hundred and eighty (180) days after such date (the “Leak-Out Period”), the undersigned may dispose of Parent Common Stock only in accordance with the volume limitations set forth in paragraph (e) of Rule 144 promulgated under the U.S. Securities Act of 1933, as amended (even if the undersigned is not then subject to the requirements of paragraph (e) of such Rule 144 pursuant to the provisions of Rule 144) (“Leak Out Restrictions”); provided that with respect to any shares of Parent Common Stock issued upon the exercise of options and warrants, the Leak-Out Period shall be deemed to be the period commencing one-hundred and eighty (180) days after the Effective Time and ending on the date that is three-hundred and sixty (360) days after such date .

The undersigned agrees that the Lock-Up Restrictions and Leak-Out Restrictions preclude the undersigned from engaging in any hedging or other transaction with respect to any then-subject Securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Securities in violation of the Lock-Up Restrictions (during the Lock-Up Period) or Leak-Out Restrictions (during the Leak-Out Period) even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to such Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

Notwithstanding the foregoing, the undersigned may transfer any of the Securities, whether or not during the Lock-Up Period (1) as a bona fide gift or gifts or charitable contribution(s), (2) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (3) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (B) as distributions of Securities to limited partners, limited liability company members, stockholders or trust beneficiaries of the undersigned or holders of similar equity interests in the undersigned, (4) by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement, (5) by will, other testamentary document or intestate succession, (6) to any immediate family member, any investment fund, family partnership, family limited liability company or other entity controlled or managed by the undersigned, (7) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1) through (6), (8) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Parent’s capital stock involving a change of control of the Parent, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Securities shall remain subject to the restrictions contained in this Agreement or (9) sales of Parent Common Stock in open-market transactions at a price per share equal to in excess of $10.00 (as adjusted for stock splits, stock dividends, reverse stock splits, share combinations and similar changes in the Parent Common Stock after the date hereof); provided, in the case of clauses (1)-(7), that (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing with Parent to be bound by the terms of this Agreement and (C) no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to: (1) the vesting, settlement, or cash exercise of stock options granted pursuant to equity incentive plans existing immediately following the Effective Time; provided that it shall apply to any of the Securities issued upon such exercise; or (2) the vesting, settlement, or cash exercise of warrants into Parent Common Stock or the conversion of any other security convertible into Parent Common Stock that are outstanding as of the Effective Time; provided, in each case, that it shall apply to any of the Securities issued upon such conversion or exercise. The undersigned agrees that, to the extent that the undersigned is a holder of any options or warrants to purchase shares of Parent Common Stock, that during the period commencing at the Effective Time and ending on the two (2) year anniversary thereof, the undersigned may only exercise such options and warrants for cash and will not seek to effect any “cashless exercise” or “net exercise” of such warrants and/or options (provided that during the Leak-Out Period nothing shall prevent the undersigned from paying the exercise price of options through a “same day sale” process in which the undersigned elects to sell through a broker a sufficient number of shares of Parent Common Stock issuable upon the exercise of such options to fund the exercise price of the options).

2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if the Merger Agreement is terminated prior to the Effective Time pursuant to its terms, upon the date of such termination.

The undersigned understands that Parent and the Company are entering into the Merger Agreement in reliance upon this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Agreement, and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the Parent and the undersigned in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the Parent and the undersigned, written or oral, to the extent they relate in any way to the subject matter hereof.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf of an entity)

3